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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 33-94114 of EV Environmental, Inc. on Form S-1 of our report dated March 27, 1996, on the consolidated financial statements of EV Environmental, Inc. appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



Deloitte & Touche LLP
Cincinnati, Ohio
July 1, 1996